Exhibit 4.1

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of the rights of Air Lease Corporation’s (“our” or “we”) Class A Common Stock, Class B Non-Voting Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and preferred stock (each as defined below) and of certain provisions of our restated certificate of incorporation and fourth amended and restated bylaws. This summary is subject to, and qualified in its entirety by reference to, the terms of our restated certificate of incorporation, the certificates of designations for our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, our fourth amended and restated bylaws and the provisions of applicable Delaware law. For more detailed information, please see our restated certificate of incorporation, the certificates of designations for our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, and our fourth amended and restated bylaws, each of which are filed as exhibits to reports we file with the Securities and Exchange Commission (“SEC”).
Authorized Capitalization
We are authorized to issue 500,000,000 shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), 10,000,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share (“Class B Non-Voting Common Stock,” and together with the Class A Common Stock, the “common stock”), and 50,000,000 shares of preferred stock, $0.01 par value per share (“preferred stock”), the rights and preferences of which may be established from time to time by our board of directors.
As of February 11, 2025, 111,376,884 shares of Class A Common Stock were outstanding, no shares of Class B Non-Voting Common Stock were outstanding, 300,000 shares of 4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (Liquidation Preference $1,000.00 Per Share) (the “Series B Preferred Stock”) were outstanding, 300,000 shares of 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C (Liquidation Preference $1,000.00 Per Share) (the “Series C Preferred Stock”) were outstanding, and 300,000 shares of 6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D (Liquidation Preference $1,000.00 Per Share) (the “Series D Preferred Stock”) were outstanding. As of December 31, 2024, we had 3,749,209 shares of Class A Common Stock authorized for issuance under the Air Lease Corporation 2014 Equity Incentive Plan and the Air Lease Corporation 2023 Equity Incentive Plan.
Common Stock
Our restated certificate of incorporation provides that, except with respect to voting rights and conversion rights, the Class A Common Stock and Class B Non-Voting Common Stock will be treated equally and identically.
Holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Holders of Class B Non-Voting Common Stock are not entitled to any vote, other than with respect to amendments to the terms of the Class B Non-Voting Common Stock that would significantly and adversely affect the rights or preferences of the Class B Non-Voting Common Stock, including, without limitation, with respect to the convertibility thereof, or as otherwise required by law. The holders of Class A Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except (i) as described in this paragraph for our Class B Common Stock and below under “-4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B-Voting Rights”, “-4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C-Voting Rights” and “-6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D-Voting Rights”, (ii) with respect to any amendments to our restated certificate of incorporation, including any certificates of designation, that alter or change the powers, preferences, or special rights of any outstanding class of capital stock so as to affect that class adversely, (iii) as may be provided in our restated certificate of incorporation for any other series of capital stock we may issue in the future and (iv) as otherwise required by law.

Except as otherwise provided by law, our restated certificate of incorporation or our fourth amended and restated bylaws, all matters to be voted on by our stockholders require approval by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Except as provided in the following sentence, director nominees are elected to our board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Director nominees are elected by a plurality of the votes cast at any meeting of stockholders if (i) we have received notices that a stockholder has nominated a person for election to our board of directors in compliance with the advance notice requirements for stockholder nominees set forth in our fourth amended and restated bylaws and (ii) such nomination has not been withdrawn by the stockholder on or prior to the day next preceding the date we first mail our notice of meeting for such meeting to the stockholders. Holders of shares of Class A Common Stock do not have cumulative voting rights in connection with the election of directors, which means the holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors are able to elect all of the directors standing for election, except as described below under “-4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B-Voting Rights-Right to Elect Two Directors on Nonpayment of Dividends”, “-4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C-Voting Rights-Right to Elect Two Directors on Nonpayment of Dividends”, and “-6.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D-Voting Rights-Right to Elect Two Directors on Nonpayment of Dividends.”
Each share of Class B Non-Voting Common Stock is convertible into one share of Class A Common Stock at the option of the holder, and will automatically convert at the time it is transferred to a third party unaffiliated with such initial holder, subject to applicable transfer restrictions.
Any amendment to the terms of the Class A Common Stock will apply equally to the Class B Non-Voting Common Stock and the Class B Non-Voting Common Stock will have all of the same rights as the Class A Common Stock, except as to voting and convertibility, and will be treated equally in all respects with the Class A Common Stock, including, without limitation, with respect to dividends.
Subject to any preferential rights of any then outstanding preferred stock, including the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, holders of common stock are entitled to receive any dividends that may be declared by our board of directors out of legally available funds.
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and any preferential rights of the holders of our then outstanding preferred stock, including the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.
Except as described in this summary, holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other shares of our preferred stock we may issue in the future.
Preferred Stock
Our restated certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more classes or series of preferred stock. The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any future shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B
General
The Series B Preferred Stock represents a single series of our authorized preferred stock. We have filed a certificate of designations with respect to the Series B Preferred Stock with the Secretary of State of the State of Delaware. The outstanding shares of the Series B Preferred Stock are fully paid and non-assessable.
The number of authorized shares of the Series B Preferred Stock is 300,000 and the “stated amount” per share is $1,000.00. The number of authorized shares of the Series B Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of the Series B Preferred Stock then outstanding) by resolution of our board of directors (or a duly authorized committee of our board of directors), without the vote or consent of the holders of the Series B Preferred Stock. Shares of the Series B Preferred Stock that are redeemed, repurchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of the Series B Preferred Stock.
The Series B Preferred Stock is not convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and is not subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series B Preferred Stock has no stated maturity.
We reserve the right to re-open the series of Series B Preferred Stock and issue additional shares of the Series B Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series B Preferred Stock. The additional shares of the Series B Preferred Stock would be deemed to form a single series with the Series B Preferred Stock. Each share of the Series B Preferred Stock shall be identical in all respects to every other share of the Series B Preferred Stock, except that shares of the Series B Preferred Stock issued after March 2, 2021 shall accrue dividends from the later of March 2, 2021 (the original issue date of the initial issuance of the Series B Preferred Stock) and the dividend payment date, if any, immediately prior to the original issue date of such additional shares.
In addition, subject to the limitations described herein, we may issue additional preferred stock from time to time in one or more series, each with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors (or a duly authorized committee of our board of directors) may determine prior to the time of such issuance.
Ranking
The Series B Preferred Stock ranks, with respect to dividend rights and rights as to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up:
•senior to all junior stock (as defined below);
•on a parity with our Series C Preferred Stock, Series D Preferred Stock, and any other class or series of our capital stock expressly designated as ranking on a parity with the Series B Preferred Stock; and
•junior to any class or series of our senior stock (as defined below).
As used in this section of the summary under the heading “-4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, “parity stock” means any other class or series of our capital stock that ranks on a parity with the Series B Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.
As of the date of this summary, we do not have any junior stock other than the common stock and we do not have any parity stock other than the Series C Preferred Stock and Series D Preferred Stock, each as described herein. As of the date of this summary, we have no senior capital stock or any convertible or exchangeable debt securities outstanding.
Dividends
Holders of Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), only out of funds legally available therefor, non-cumulative cash dividends for each dividend period payable on the stated amount per share of the Series B Preferred Stock at a rate per annum equal to (i) 4.650% from the original issue date of the Series B Preferred Stock to, but excluding, June 15, 2026 (the “First Reset Date”) and (ii) the Five-year U.S. Treasury Rate applicable to such reset period plus 4.076%, from and including the First Reset Date, in each of cases (i) and (ii), payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2021.
Each date on which dividends are payable pursuant to the foregoing clauses is a “dividend payment date”, and dividends for each dividend payment date are payable with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, in each case to holders of record on the 15th calendar day before such dividend payment date or such other record date not more than 30 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board of directors (or a duly authorized committee of our board of directors) in advance of payment of each particular dividend.
If any dividend payment date is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series B Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of Series B Preferred Stock).
The amount of the dividend per share of Series B Preferred Stock for each dividend period (or portion thereof) is calculated on the basis of a 360-day year consisting of twelve 30-day months.
Dividends on shares of the Series B Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series B Preferred Stock in respect of a dividend period, then holders of the Series B Preferred Stock are not entitled to receive any dividends, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series B Preferred Stock or any other series of our preferred stock or on our common stock are declared for any future dividend period. No interest or sum of money in lieu of interest or dividends will be payable in respect of any dividend not declared by our board of directors (or a duly authorized committee of our board of directors).
As used in this section of the summary under the heading “-4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”:
“accrual” (or similar terms) used with respect to a dividend or dividend period refers only to the determination of the amount of such dividend and does not imply that any right to a dividend in any dividend period that arises prior to the date on which such dividend is declared;
“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York;
“dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the date of original issue of the Series B Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date;
“Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable: (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.
If we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Series B Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above) (a “Rate Substitution Event”), we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the shares of Series B Preferred Stock or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the original issue date of the Series B Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor rate, then the “Five-year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may adjust the spread and may determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the original issue date of the Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the “Five-year U.S. Treasury Rate” will be the same interest rate (i.e., the same Five-year U.S. Treasury Rate) determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, 0.574%;
“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Bank of New York; “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days;
“reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period; and
“reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.
The applicable dividend rate for each dividend period during a reset period will be determined by the calculation agent, as of the applicable reset dividend determination date for such reset period. On each reset dividend determination date, the calculation agent will notify us of the dividend rate for each dividend period during the applicable reset period. The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period, and a record maintained by us of any Rate Substitution Event and any Adjustments, will be on file at our principal offices, will be made available to any holder of the Series B Preferred Stock upon request and will be final and binding in the absence of manifest error.
Restrictions on Dividends, Redemption and Repurchases
So long as any share of the Series B Preferred Stock remains outstanding, unless dividends on all outstanding shares of the Series B Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment,

(i)no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any share of our common stock or other junior stock,
(ii)no shares of common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and
(iii)no shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly.
The foregoing sentence, however, does not apply to or prohibit:
(i)repurchases, redemptions or other acquisitions of shares of junior stock as a result of (1) a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one or more shares of junior stock for or into one or more shares of junior stock or (3) the purchase of fractional interests in shares of junior stock under the conversion or exchange provisions of junior stock or the security being converted or exchanged;
(ii)repurchases, redemptions or other acquisitions of shares of junior stock through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;
(iii)repurchases, redemptions or other acquisitions of shares of junior stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;
(iv)any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;
(v)any dividend paid on junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock;
(vi)any pro rata purchase or pro rata exchange of all or a pro rata portion of the Series B Preferred Stock and any class or series of capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock pursuant to an offer made on the same terms to holders of all shares of the Series B Preferred Stock and to holders of all shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock;
(vii)repurchases, redemptions or other acquisitions of shares of dividend parity stock (as defined below) as a result of (1) a reclassification of dividend parity stock for or into other dividend parity stock or junior stock, (2) the exchange or conversion of one or more shares of dividend parity stock for or into one or more shares of other dividend parity stock or junior stock or (3) the purchase of fractional interests in shares of dividend parity stock under the conversion or exchange provisions of dividend parity stock or the security being converted or exchanged;
(viii)repurchases, redemptions or other acquisitions of shares of dividend parity stock through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock or junior stock; or
(ix)purchases of shares of our common stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding dividend period.
As used in this section of the summary under the heading “-4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”:
“capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series B Preferred Stock;
“dividend parity stock” means any other class or series of our capital stock that ranks on a parity with the Series B Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative). As of the date of this summary, dividend parity stock includes our Series C Preferred Stock and our Series D Preferred Stock.

“junior stock” means our common stock and any other class or series of our capital stock that ranks junior to the Series B Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up; and
“senior stock” means any other class or series of our capital stock ranking senior to the Series B Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.
If our board of directors (or a duly authorized committee of our board of directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of the Series B Preferred Stock or dividend parity stock (which terms include, in the case of the Series B Preferred Stock, the dividend payment dates and dividend periods provided for herein), then, to the extent permitted by the terms of the Series B Preferred Stock and each outstanding series of dividend parity stock, such partial dividends shall be declared on shares of the Series B Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series B Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of our board of directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series B Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series B Preferred Stock.
Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any common stock or other junior stock from time to time out of any funds legally available therefor, and the shares of the Series B Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series B Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations.
Redemption
We may, at our option, redeem the Series B Preferred Stock, in whole or in part, from time to time, on any dividend payment date on or after June 15, 2026 for cash at a redemption price equal to $1,000.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.
We may also, at our option, redeem the Series B Preferred Stock in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a rating agency event (as defined herein), or, if no review or appeal process is available or sought with respect to such rating agency event, at any time within 120 days after the occurrence of such rating agency event, at a redemption price in cash equal to $1,020.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.
As used in this section of the summary under the heading “-4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, a “rating agency event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series B Preferred Stock on the original issue date of the Series B Preferred Stock (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series B Preferred Stock would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series B Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series B Preferred Stock as of the original issue date.
The redemption price for any shares of the Series B Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of the Series B Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.
On and after the redemption date, dividends will cease to accrue on shares of the Series B Preferred Stock, and such shares of the Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, without regard to any undeclared dividends, on such shares to, but excluding, the redemption date.
In case of any redemption of only part of the shares of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either on a pro rata basis (as nearly as practicable without creating fractional shares) or by lot or in such other manner as our board of directors (or a duly authorized committee of our board of directors) may determine to be fair and equitable. Subject to the provisions hereof, our board of directors (or a duly authorized committee of our board of directors) shall have full power and authority to prescribe the terms and conditions on which shares of the Series B Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series B Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
Notice of every redemption of shares of the Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series B Preferred Stock. Notwithstanding the foregoing, if the shares of the Series B Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of the Series B Preferred Stock at such time and in any manner permitted by such facility.
Each such notice given to a holder shall state:
•the redemption date;
•the number of shares of the Series B Preferred Stock to be redeemed and, if less than all shares of the Series B Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from such holder or the method for determining such number;
•the redemption price;
•if the Series B Preferred Stock is evidenced by definitive certificates, the place or places where certificates for such shares of the Series B Preferred Stock are to be surrendered for payment of the redemption price; and
•that dividends on such shares will cease to accrue on and after the redemption date.
If notice of redemption has been duly given, and if on or before the redemption date specified in the notice, all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of the Series B Preferred Stock are issued in certificated form, dividends shall cease to accrue on and after the redemption date for all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights of the holders with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption date, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series B Preferred Stock, holders of the Series B Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends (the “liquidation preference”).
If our assets are not sufficient to pay the liquidation preference in full to all holders of the Series B Preferred Stock and all holders of any class or series of our stock that ranks on a parity with the Series B Preferred Stock, including the Series C Preferred Stock and Series D Preferred Stock, in the distribution of assets on our liquidation, dissolution or winding up (the “liquidation preference parity stock”), the amounts paid to the holders of the Series B Preferred Stock and to the holders of all liquidation preference parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series B Preferred Stock and all such liquidation preference parity stock. As of the date of this summary, liquidation preference parity stock includes the Series C Preferred Stock and the Series D Preferred Stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series B Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of the Series B Preferred Stock and all holders of any liquidation preference parity stock, holders of shares of the Series B Preferred Stock and all holders of any liquidation preference parity stock will have no right or claim to any of our remaining assets and the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series B Preferred Stock, will be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of the liquidation rights, the merger, consolidation or other business combination of us with or into any other entity, including a transaction in which the holders of the Series B Preferred Stock receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our assets, shall not constitute a liquidation, dissolution or winding up of us.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series B Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock at any time. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. The Series B Preferred Stock is not subject to any sinking fund.
Voting Rights
Except as provided below or otherwise required by law, the holders of the Series B Preferred Stock do not have any voting rights.
Right to Elect Two Directors on Nonpayment of Dividends
Whenever dividends on any shares of the Series B Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for six full quarterly dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment shall be made by written notice, signed by the requisite holders of the Series B Preferred Stock or other voting preferred stock, and delivered to our Secretary in such manner as provided for in the certificate of designations for the Series B Preferred Stock, or as may otherwise be required by law.
Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock together with all series of voting preferred stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a preferred stock director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter.
If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full on the Series B Preferred Stock and any other class or series of voting preferred stock, the holders of the Series B Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment), the term of office of each preferred stock director so elected shall automatically terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed.

As used in this section of the summary under the heading “-4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, “voting preferred stock” means any other class or series of preferred stock of Air Lease Corporation ranking equally with the Series B Preferred Stock, including the Series C Preferred Stock and Series D Preferred Stock, as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Air Lease Corporation and upon which like voting rights to the Series B Preferred Stock have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation preference of the shares voted.
Other Voting Rights
So long as any shares of the Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our restated certificate of incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock at the time outstanding, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:
•Amendment of Certificate of Incorporation or Certificate of Designations. Any amendment, alteration or repeal of any provision of our restated certificate of incorporation or the certificate of designations for the Series B Preferred Stock that would materially and adversely alter or change the voting powers, preferences or special rights of the Series B Preferred Stock, taken as a whole; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of capital stock that does not rank senior to the Series B Preferred Stock in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on our liquidation, dissolution or winding up shall not be deemed to materially or adversely affect the voting powers, preferences or special rights of the Series B Preferred Stock;
•Authorization of Senior Stock. Any amendment or alteration of the restated certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets upon our liquidation, dissolution or winding up; or
•Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series B Preferred Stock or (y) a merger or consolidation of us with another entity (whether or not a corporation), unless in each case (A) the shares of the Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series B Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series B Preferred Stock, taken as a whole, immediately prior to such consummation.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect the rights, preferences, privileges and voting powers, and restrictions and limitations, taken as a whole, of one or more but not all series of voting preferred stock (including the Series B Preferred Stock for this purpose), then only the series so affected and entitled to vote shall vote, together as a class, to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, then only a two-thirds approval of each such series that is materially and adversely affected shall be required.

Without the consent of the holders of the Series B Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series B Preferred Stock:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Series B Preferred Stock that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole;
•to conform the certificate of designations to the description of the Series B Preferred Stock set forth in the prospectus supplement dated February 23, 2021; or
•to make any provision with respect to matters or questions arising with respect to the Series B Preferred Stock that is not inconsistent with the provisions of the certificate of designations.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series B Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series B Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of the Series B Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.
Holders of the Series B Preferred Stock do not have any voting rights with respect to, and the consent of the holders of the Series B Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Stock, except as set forth above.
In any matter in which the Series B Preferred Stock may vote (as expressly provided in the certificate of designations setting forth the terms of the Series B Preferred Stock), each share of the Series B Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference. As a result, each share of the Series B Preferred Stock is generally entitled to one vote. If the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other liquidation preference parity stock are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.
Voting Rights Under Delaware Law
Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our restated certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment.
No Preemptive and Conversion Rights
Holders of the Series B Preferred Stock do not have any preemptive rights. The Series B Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for the Series B Preferred Stock as of the date of this summary. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent
As used in this section of the summary under the heading “-4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, the “calculation agent” means, at any time, us, an entity affiliated with us, or the person or entity appointed by us pursuant to a calculation agent agreement between us and a calculation agent (the “calculation agency agreement”) and serving as such agent with respect to the Series B Preferred Stock at such time (including any successor to such person or entity). Deutsche Bank Trust Company Americas is the calculation agent for the Series B Preferred Stock as of the date of this summary. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent. Notwithstanding anything to the contrary set forth herein, whenever the calculation agent is referred to as selecting, determining or otherwise exercising discretion hereunder, this shall mean the calculation agent acting in accordance with and under the terms of the calculation agency agreement. This summary describes certain terms for calculating or determining rates. The calculation agent will be required to make certain determinations and calculations in accordance with the calculation agency agreement and as summarized herein. Those determinations or calculations will be conclusive for all purposes and final and binding without any liability on the part of the calculation agent, except such as may result from gross negligence, willful misconduct or bad faith of the calculation agent or any of its direct or indirect shareholders, subsidiaries, affiliates, officers, directors or employees.
4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C
General
The Series C Preferred Stock represents a single series of our authorized preferred stock. We have filed a certificate of designations with respect to the Series C Preferred Stock with the Secretary of State of the State of Delaware. The outstanding shares of the Series C Preferred Stock are fully paid and non-assessable.
The number of authorized shares of the Series C Preferred Stock is 300,000 and the “stated amount” per share is $1,000.00. The number of authorized shares of the Series C Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of the Series C Preferred Stock then outstanding) by resolution of our board of directors (or a duly authorized committee of our board of directors), without the vote or consent of the holders of the Series C Preferred Stock. Shares of the Series C Preferred Stock that are redeemed, repurchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of the Series C Preferred Stock.
The Series C Preferred Stock is not convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and is not subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series C Preferred Stock has no stated maturity.
We reserve the right to re-open the series of Series C Preferred Stock and issue additional shares of the Series C Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series C Preferred Stock. The additional shares of the Series C Preferred Stock would be deemed to form a single series with the Series C Preferred Stock. Each share of the Series C Preferred Stock shall be identical in all respects to every other share of the Series C Preferred Stock, except that shares of the Series C Preferred Stock issued after October 13, 2021 shall accrue dividends from the later of October 13, 2021 (the original issue date of the initial issuance of the Series C Preferred Stock) and the dividend payment date, if any, immediately prior to the original issue date of such additional shares.
In addition, subject to the limitations described herein, we may issue additional preferred stock from time to time in one or more series, each with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors (or a duly authorized committee of our board of directors) may determine prior to the time of such issuance.
Ranking
The Series C Preferred Stock ranks, with respect to dividend rights and rights as to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up:
•senior to all junior stock (as defined below);
•on a parity with our Series B Preferred Stock and Series D Preferred Stock, and any other class or series of our capital stock expressly designated as ranking on a parity with the Series C Preferred Stock; and
•junior to any class or series of our senior stock (as defined below).
As used in this section of the summary under the heading “-4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”, “parity stock” means any other class or series of our capital stock that ranks on a parity with the Series C Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.
As of the date of this summary, we do not have any junior stock other than the common stock and we do not have any parity stock other than the Series B Preferred Stock and Series D Preferred Stock, each as described herein. As of the date of this summary, we have no senior capital stock or any convertible or exchangeable debt securities outstanding.
Dividends
Holders of Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), only out of funds legally available therefor, non-cumulative cash dividends for each dividend period payable on the stated amount per share of the Series C Preferred Stock at a rate per annum equal to (i) 4.125% from the original issue date of the Series C Preferred Stock to, but excluding, December 15, 2026 (the “First Reset Date”) and (ii) the Five-year U.S. Treasury Rate applicable to such reset period plus 3.149%, from and including the First Reset Date, in each of cases (i) and (ii), payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2021.
Each date on which dividends are payable pursuant to the foregoing clauses is a “dividend payment date”, and dividends for each dividend payment date are payable with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, in each case to holders of record on the 15th calendar day before such dividend payment date or such other record date not more than 30 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board of directors (or a duly authorized committee of our board of directors) in advance of payment of each particular dividend.
If any dividend payment date is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series C Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of Series C Preferred Stock).
The amount of the dividend per share of Series C Preferred Stock for each dividend period (or portion thereof) is calculated on the basis of a 360-day year consisting of twelve 30-day months.
Dividends on shares of the Series C Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then holders of the Series C Preferred Stock are not entitled to receive any dividends, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series C Preferred Stock or any other series of our preferred stock or on our common stock are declared for any future dividend period. No interest or sum of money in lieu of interest or dividends will be payable in respect of any dividend not declared by our board of directors (or a duly authorized committee of our board of directors). Holders of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series C Preferred Stock as specified in this summary (subject to the other provisions hereof).
As used in this section of the summary under the heading “-4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”:
“accrual” (or similar terms) used with respect to a dividend or dividend period refers only to the determination of the amount of such dividend and does not imply that any right to a dividend in any dividend period that arises prior to the date on which such dividend is declared;
“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York;
“dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the date of original issue of the Series C Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date;
“Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable: (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.
If we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Series C Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above) (a “Rate Substitution Event”), we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the shares of Series C Preferred Stock or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then applicable base rate (which, as of the original issue date of the Series C Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor rate, then the “Five-year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may adjust the spread and may determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the original issue date of the Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the “Five-year U.S. Treasury Rate” will be the same interest rate (i.e., the same Five-year U.S. Treasury Rate) determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, 0.976%;
“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Bank of New York;

“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days;
“reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period; and
“reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.
The applicable dividend rate for each dividend period during a reset period will be determined by the calculation agent, as of the applicable reset dividend determination date for such reset period. On each reset dividend determination date, the calculation agent will notify us of the dividend rate for each dividend period during the applicable reset period. The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period, and a record maintained by us of any Rate Substitution Event and any Adjustments, will be on file at our principal offices, will be made available to any holder of the Series C Preferred Stock upon request and will be final and binding in the absence of manifest error. For the avoidance of doubt, any determination by us or a Designee pursuant to the second paragraph of the definition of Five-year U.S. Treasury Rate (including, without limitation, with respect to any Rate Substitution Event or Adjustments) will not be subject to the vote or consent of the holders of the Series C Preferred Stock.
Restrictions on Dividends, Redemption and Repurchases
So long as any share of the Series C Preferred Stock remains outstanding, unless dividends on all outstanding shares of the Series C Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment,
(i)no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any share of our common stock or other junior stock,
(ii)no shares of common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and
(iii)no shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series C Preferred Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly.
The foregoing sentence, however, does not apply to or prohibit:
(i)repurchases, redemptions or other acquisitions of shares of junior stock as a result of (1) a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one or more shares of junior stock for or into one or more shares of junior stock or (3) the purchase of fractional interests in shares of junior stock under the conversion or exchange provisions of junior stock or the security being converted or exchanged;
(ii)repurchases, redemptions or other acquisitions of shares of junior stock through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;
(iii)repurchases, redemptions or other acquisitions of shares of junior stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;
(iv)any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;
(v)any dividend paid on junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock;

(vi)any pro rata purchase or pro rata exchange of all or a pro rata portion of the Series C Preferred Stock and any class or series of capital stock ranking, as to dividends, on a parity with the Series C Preferred Stock pursuant to an offer made on the same terms to holders of all shares of the Series C Preferred Stock and to holders of all shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series C Preferred Stock;
(vii)repurchases, redemptions or other acquisitions of shares of dividend parity stock (as defined below) as a result of (1) a reclassification of dividend parity stock for or into other dividend parity stock or junior stock, (2) the exchange or conversion of one or more shares of dividend parity stock for or into one or more shares of other dividend parity stock or junior stock or (3) the purchase of fractional interests in shares of dividend parity stock under the conversion or exchange provisions of dividend parity stock or the security being converted or exchanged;
(viii)repurchases, redemptions or other acquisitions of shares of dividend parity stock through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock or junior stock; or
(ix)purchases of shares of our common stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding dividend period.
As used in this section of the summary under the heading “-4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”:
“capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series C Preferred Stock;
“dividend parity stock” means any class or series of our capital stock that ranks on a parity with the Series C Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative). As of the date of this summary, dividend parity stock includes our Series B Preferred Stock and Series D Preferred Stock.
“junior stock” means our common stock and any other class or series of our capital stock that ranks junior to the Series C Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up; and
“senior stock” means any other class or series of our capital stock ranking senior to the Series C Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.
If our board of directors (or a duly authorized committee of our board of directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of the Series C Preferred Stock or any of our other dividend parity stock, then, to the extent permitted by the terms of the Series C Preferred Stock and each of our other then outstanding series of dividend parity stock, such partial dividends shall be declared on shares of the Series C Preferred Stock and any of our other then outstanding dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series C Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of our board of directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series C Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series C Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any common stock or other junior stock from time to time out of any funds legally available therefor, and the shares of the Series C Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations.
Redemption
We may, at our option, redeem the Series C Preferred Stock, in whole or in part, from time to time, on any dividend payment date on or after December 15, 2026 for cash at a redemption price equal to $1,000.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.
We may also, at our option, redeem the Series C Preferred Stock in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a rating agency event (as defined herein), or, if no review or appeal process is available or sought with respect to such rating agency event, at any time within 120 days after the occurrence of such rating agency event, at a redemption price in cash equal to $1,020.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.
As used in this section of the summary under the heading “-4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”, a “rating agency event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series C Preferred Stock on the original issue date of the Series C Preferred Stock (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series C Preferred Stock would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series C Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series C Preferred Stock as of the original issue date.
The redemption price for any shares of the Series C Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of the Series C Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.
On and after the redemption date, dividends will cease to accrue on shares of the Series C Preferred Stock, and such shares of the Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, without regard to any undeclared dividends, on such shares to, but excluding, the redemption date.
In case of any redemption of only part of the shares of the Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either on a pro rata basis (as nearly as practicable without creating fractional shares) or by lot or in such other manner as our board of directors (or a duly authorized committee of our board of directors) may determine to be fair and equitable. Subject to the provisions hereof, our board of directors (or a duly authorized committee of our board of directors) shall have full power and authority to prescribe the terms and conditions on which shares of the Series C Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series C Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

Notice of every redemption of shares of the Series C Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series C Preferred Stock. Notwithstanding the foregoing, if the shares of the Series C Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of the Series C Preferred Stock at such time and in any manner permitted by such facility.
Each such notice given to a holder shall state:
•the redemption date;
•the number of shares of the Series C Preferred Stock to be redeemed and, if less than all shares of the Series C Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from such holder or the method for determining such number;
•the redemption price;
•if the Series C Preferred Stock is evidenced by definitive certificates, the place or places where certificates for such shares of the Series C Preferred Stock are to be surrendered for payment of the redemption price; and
•that dividends on such shares will cease to accrue on and after the redemption date.
If notice of redemption has been duly given, and if on or before the redemption date specified in the notice, all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of the Series C Preferred Stock are issued in certificated form, dividends shall cease to accrue on and after the redemption date for all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights of the holders with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption date, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series C Preferred Stock, holders of the Series C Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends (the “liquidation preference”).
If our assets are not sufficient to pay the liquidation preference in full to all holders of the Series C Preferred Stock and all holders of any class or series of our stock that ranks on a parity with the Series C Preferred Stock in the distribution of assets on our liquidation, dissolution or winding up (the “liquidation preference parity stock”), the amounts paid to the holders of the Series C Preferred Stock and to the holders of all liquidation preference parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series C Preferred Stock and all such liquidation preference parity stock. As of the date of this summary, liquidation preference parity stock includes the Series B Preferred Stock and Series D Preferred Stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series C Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of the Series C Preferred Stock and all holders of any liquidation preference parity stock, holders of shares of the Series C Preferred Stock and all holders of any liquidation preference parity stock will have no right or claim to any of our remaining assets and the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series C Preferred Stock, will be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of the liquidation rights, the merger, consolidation or other business combination of us with or into any other entity, including a transaction in which the holders of the Series C Preferred Stock receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our assets, shall not constitute a liquidation, dissolution or winding up of us.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series C Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
No Maturity, Sinking Fund or Mandatory Redemption
The Series C Preferred Stock has no maturity date and we are not required to redeem the Series C Preferred Stock at any time. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. The Series C Preferred Stock is not subject to any sinking fund.
Voting Rights
Except as provided below or otherwise required by law, the holders of the Series C Preferred Stock do not have any voting rights.
Right to Elect Two Directors on Nonpayment of Dividends
Whenever dividends on any shares of the Series C Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for six full quarterly dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series C Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment shall be made by written notice, signed by the requisite holders of the Series C Preferred Stock or other voting preferred stock, and delivered to our Secretary in such manner as provided for in the certificate of designations for the Series C Preferred Stock, or as may otherwise be required by law.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock together with all series of voting preferred stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series C Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a preferred stock director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series C Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter.
If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full on the Series C Preferred Stock and any other class or series of voting preferred stock, the holders of the Series C Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment), the term of office of each preferred stock director so elected shall automatically terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed.
As used in this section of the summary under the heading “-4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”, “voting preferred stock” means any other class or series of preferred stock of Air Lease Corporation ranking equally with the Series C Preferred Stock as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Air Lease Corporation and upon which like voting rights to the Series C Preferred Stock have been conferred and are exercisable. As of the date of this summary, voting preferred stock includes the Series B Preferred Stock and Series D Preferred Stock. Whether a plurality, majority or other portion of the shares of the voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation preference of the shares voted.
Other Voting Rights
So long as any shares of the Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our restated certificate of incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock at the time outstanding, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:
•Amendment of Certificate of Incorporation or Certificate of Designations. Any amendment, alteration or repeal of any provision of our restated certificate of incorporation or the certificate of designations for the Series C Preferred Stock that would materially and adversely alter or change the voting powers, preferences or special rights of the Series C Preferred Stock, taken as a whole; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of capital stock that does not rank senior to the Series C Preferred Stock in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on our liquidation, dissolution or winding up shall not be deemed to materially or adversely affect the voting powers, preferences or special rights of the Series C Preferred Stock;
•Authorization of Senior Stock. Any amendment or alteration of the restated certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the Series C Preferred Stock in the payment of dividends or in the distribution of assets upon our liquidation, dissolution or winding up; or
•Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series C Preferred Stock or (y) a merger or consolidation of us with another entity (whether or not a corporation), unless in each case (A) the shares of the Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series C Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series C Preferred Stock, taken as a whole, immediately prior to such consummation.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect the rights, preferences, privileges and voting powers, and restrictions and limitations, taken as a whole, of one or more but not all series of voting preferred stock (including the Series C Preferred Stock for this purpose), then only the series so affected and entitled to vote shall vote, together as a class, to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, then only a two-thirds approval of each such series that is materially and adversely affected shall be required.
Without the consent of the holders of the Series C Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series C Preferred Stock:

•to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Series C Preferred Stock that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole;
•to conform the certificate of designations to the description of the Series C Preferred Stock set forth in the prospectus supplement dated October 5, 2021; or
•to make any provision with respect to matters or questions arising with respect to the Series C Preferred Stock that is not inconsistent with the provisions of the certificate of designations.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series C Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series C Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of the Series C Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.
Holders of the Series C Preferred Stock do not have any voting rights with respect to, and the consent of the holders of the Series C Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series C Preferred Stock, except as set forth above.
In any matter in which the Series C Preferred Stock may vote (as expressly provided in the certificate of designations setting forth the terms of the Series C Preferred Stock), each share of the Series C Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference. As a result, each share of the Series C Preferred Stock is generally entitled to one vote. If the Series C Preferred Stock, the Series B Preferred Stock, the Series D Preferred

Stock and any other liquidation preference parity stock are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.
Voting Rights Under Delaware Law
Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our restated certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment.
No Preemptive and Conversion Rights
Holders of the Series C Preferred Stock do not have any preemptive rights. The Series C Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for the Series C Preferred Stock as of the date of this summary. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.
Calculation Agent
As used in this section of the summary under the heading “-4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C”, the “calculation agent” means, at any time, us, an entity affiliated with us, or the person or entity appointed by us pursuant to a calculation agent agreement between us and a calculation agent (the “calculation agency agreement”) and serving as such agent with respect to the Series C Preferred Stock at such time (including any successor to such person or entity). Deutsche Bank Trust Company Americas is the calculation agent for the Series C Preferred Stock as of the date of this summary. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent. Notwithstanding anything to the contrary set forth herein, whenever the calculation agent is referred to as selecting, determining or otherwise exercising discretion hereunder, this shall mean the calculation agent acting in accordance with and under the terms of the calculation agency agreement. This summary describes certain terms for calculating or determining rates. The calculation agent will be required to make certain determinations and calculations in accordance with the calculation agency agreement and as summarized herein. Those determinations or calculations will be conclusive for all purposes and final and binding without any liability on the part of the calculation agent, except such as may result from gross negligence, willful misconduct or bad faith of the calculation agent or any of its direct or indirect shareholders, subsidiaries, affiliates, officers, directors or employees.

6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D
General
The Series D Preferred Stock represents a single series of our authorized preferred stock. We have filed a certificate of designations with respect to the Series D Preferred Stock with the Secretary of State of the State of Delaware. The outstanding shares of the Series D Preferred Stock are fully paid and non-assessable.
The number of authorized shares of the Series D Preferred Stock is 300,000, and the “stated amount” per share is $1,000.00. The number of authorized shares of the Series D Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of the Series D Preferred Stock then outstanding) by resolution of our board of directors (or a duly authorized committee of our board of directors), without the vote or consent of the holders of the Series D Preferred Stock. Shares of the Series D Preferred Stock that are redeemed, repurchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of the Series D Preferred Stock.
The Series D Preferred Stock is not convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and is not subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series D Preferred Stock has no stated maturity.
We reserve the right to re-open the series of Series D Preferred Stock and issue additional shares of the Series D Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series D Preferred Stock. The additional shares of the Series D Preferred Stock would be deemed to form a single series with the Series D Preferred Stock; provided that any such additional shares of Series D Preferred Stock will be issued with a separate CUSIP number unless they are fungible for U.S. federal income tax purposes with the Series D Preferred Stock currently outstanding. Each share of the Series D Preferred Stock shall be identical in all respects to every other share of the Series D Preferred Stock, except that shares of the Series D Preferred Stock issued after September 24, 2024 shall accrue dividends from the later of September 24, 2024 and the dividend payment date, if any, immediately prior to the original issue date of such additional shares.
In addition, subject to the limitations described herein, we may issue additional preferred stock from time to time in one or more series, each with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors (or a duly authorized committee of our board of directors) may determine prior to the time of such issuance.
Ranking
The Series D Preferred Stock ranks, with respect to dividend rights and rights as to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up:
•senior to all junior stock (as defined below), including our common stock;
•on a parity with our Series B Preferred Stock and Series C Preferred Stock and any other class or series of our capital stock expressly designated as ranking on a parity with the Series D Preferred Stock; and
•junior to any class or series of our senior stock (as defined below).

As used in this section of the summary under the heading “-6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D”, “parity stock” means any other class or series of our capital stock that ranks on a parity with the Series D Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.
As of the date of this summary, we do not have any junior stock other than the common stock and we do not have any parity stock other than the Series B Preferred Stock and the Series C Preferred Stock, each as described herein. As of the date of this summary, we have no senior capital stock or any convertible or exchangeable debt securities outstanding.
Dividends
Holders of Series D Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), only out of funds legally available therefor, non-cumulative cash dividends for each dividend period payable on the stated amount per share of the Series D Preferred Stock at a rate per annum equal to (i) 6.000% from the original issue date of the Series D Preferred Stock, to, but excluding

December 15, 2029 (the “First Reset Date”) and (ii) the Five-year U.S. Treasury Rate as of the most recent reset dividend determination date applicable to each reset period plus 2.560% from, and including the First Reset Date; provided, that the dividend rate per annum during any reset period will not reset below 6.000% (which equals the initial dividend rate per annum on the Series D Preferred Stock), in each of cases (i) and (ii), payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2024.
Each date on which dividends are payable pursuant to the foregoing clauses is a “dividend payment date,” and dividends for each dividend payment date are payable with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, in each case to holders of record on the 15th calendar day before such dividend payment date or such other record date not more than 30 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board of directors (or a duly authorized committee of our board of directors) in advance of payment of each particular dividend.
If any dividend payment date is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series D Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of Series D Preferred Stock).
The amount of the dividend per share of Series D Preferred Stock for each dividend period (or portion thereof) is calculated on the basis of a 360-day year consisting of twelve 30-day months.
Dividends on shares of the Series D Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series D Preferred Stock in respect of a dividend period, then holders of the Series D Preferred Stock are not entitled to receive any dividends, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series D Preferred Stock or any other series of our preferred stock or on our common stock are declared for any future dividend period. No interest or sum of money in lieu of interest or dividends will be payable in respect of any dividend not declared by our board of directors (or a duly authorized committee of our board of directors). Holders of the Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series D Preferred Stock as specified in this summary (subject to the other provisions hereof).
As used in this section of the summary under the heading “-6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D”:
“accrual” (or similar terms) used with respect to a dividend or dividend period refers only to the determination of the amount of such dividend and does not imply that any right to a dividend in any dividend period that arises prior to the date on which such dividend is declared;
“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York;
“dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the date of original issue of the Series D Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date;
“Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable: (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding such reset dividend determination date (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.
If we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Series D Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above) (a “Rate Substitution Event”), we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the shares of Series D Preferred Stock or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then applicable base rate (which, as of the original issue date of the Series D Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor rate, then the “Five-year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may adjust the spread and may determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the original issue date of the Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the “Five-year U.S. Treasury Rate” will be the same interest rate (i.e., the same Five-year U.S. Treasury Rate) determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, 3.440%;
“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Bank of New York;
“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days;
“reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period; and
“reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.
The applicable dividend rate for each dividend period during a reset period will be determined by the calculation agent, as of the applicable reset dividend determination date for such reset period. On each reset dividend determination date, the calculation agent will notify us of the dividend rate for each dividend period during the applicable reset period. The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period, and a record maintained by us of any Rate Substitution Event and any Adjustments, will be on file at our principal offices, will be made available to any holder of the Series D Preferred Stock upon request and will be final and binding in the absence of manifest error. For the avoidance of doubt, any determination by us or a Designee pursuant to the second paragraph of the definition of Five-year U.S. Treasury Rate (including, without limitation, with respect to any Rate Substitution Event or Adjustments) will not be subject to the vote or consent of the holders of the Series D Preferred Stock.
Restrictions on Dividends, Redemption and Repurchases
So long as any share of the Series D Preferred Stock remains outstanding, unless dividends on all outstanding shares of the Series D Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment,
(i)no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any share of our common stock or other junior stock,

(ii)no shares of common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and
(iii)no shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series D Preferred Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly.

The foregoing sentence, however, does not apply to or prohibit:
(i)repurchases, redemptions or other acquisitions of shares of junior stock as a result of (1) a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one or more shares of junior stock for or into one or more shares of junior stock or (3) the purchase of fractional interests in shares of junior stock under the conversion or exchange provisions of junior stock or the security being converted or exchanged;
(ii)repurchases, redemptions or other acquisitions of shares of junior stock through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;
(iii)repurchases, redemptions or other acquisitions of shares of junior stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;
(iv)any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;
(v)any dividend paid on junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock;
(vi)any pro rata purchase or pro rata exchange of all or a pro rata portion of the Series D Preferred Stock and any class or series of capital stock ranking, as to dividends, on a parity with the Series D Preferred Stock pursuant to an offer made on the same terms to holders of all shares of the Series D Preferred Stock and to holders of all shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series D Preferred Stock;
(vii)repurchases, redemptions or other acquisitions of shares of dividend parity stock (as defined below) as a result of (1) a reclassification of dividend parity stock for or into other dividend parity stock or junior stock, (2) the exchange or conversion of one or more shares of dividend parity stock for or into one or more shares of other dividend parity stock or junior stock or (3) the purchase of fractional interests in shares of dividend parity stock under the conversion or exchange provisions of dividend parity stock or the security being converted or exchanged;
(viii)repurchases, redemptions or other acquisitions of shares of dividend parity stock through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock or junior stock; or
(ix)purchases of shares of our common stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding dividend period.

As used in this section of the summary under the heading “-6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D”:
“capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series D Preferred Stock;
“dividend parity stock” means any class or series of our capital stock that ranks on a parity with the Series D Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative). As of the date of this summary, dividend parity stock includes our Series B Preferred Stock and Series C Preferred Stock;

“junior stock” means our common stock and any other class or series of our capital stock that ranks junior to the Series D Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up; and
“senior stock” means any other class or series of our capital stock ranking senior to the Series D Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.
If our board of directors (or a duly authorized committee of our board of directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of the Series D Preferred Stock or any of our other dividend parity stock, then, to the extent permitted by the terms of the Series D Preferred Stock and each of our other then outstanding series of dividend parity stock, such partial dividends shall be declared on shares of the Series D Preferred Stock and any of our other then outstanding dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series D Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of our board of directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series D Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series D Preferred Stock.
Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any common stock or other junior stock from time to time out of any funds legally available therefor, and the shares of the Series D Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series D Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations.
Redemption
Mandatory Redemption
The holders of the Series D Preferred Stock do not have the right to require the redemption or repurchase of the Series D Preferred Stock. See “—No Maturity, Sinking Fund or Mandatory Redemption” below.
Optional Redemption
Redemption On or After September 24, 2029
We may, at our option, redeem the Series D Preferred Stock, in whole or in part, from time to time, beginning September 24, 2029 and on any day thereafter until (and including) the First Reset Date, and on any dividend payment date thereafter, in each case for cash at a redemption price equal to $1,000.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.
Redemption Following a Rating Agency Event

We may, at our option, redeem the Series D Preferred Stock in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a rating agency event (as defined herein), or, if no review or appeal process is available or sought with respect to such rating agency event, at any time within 120 days after the occurrence of such rating agency event, at a redemption price in cash equal to $1,020.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.
As used in this section of the summary under the heading “-6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D”, a “rating agency event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series D Preferred Stock on the original issue date of the Series D Preferred Stock (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series D Preferred Stock would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series D Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series D Preferred Stock as of the original issue date.
Redemption Procedures
The redemption price for any shares of the Series D Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of the Series D Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.
On and after the redemption date, dividends will cease to accrue on shares of the Series D Preferred Stock, and such shares of the Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, without regard to any undeclared dividends, on such shares to, but excluding, the redemption date.
In case of any redemption of only part of the shares of the Series D Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either on a pro rata basis (as nearly as practicable without creating fractional shares) or by lot or in such other manner as our board of directors (or a duly authorized committee of our board of directors) may determine to be fair and equitable. Subject to the provisions hereof, our board of directors (or a duly authorized committee of our board of directors) shall have full power and authority to prescribe the terms and conditions on which shares of the Series D Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series D Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
Notice of every redemption of shares of the Series D Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series D Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series D Preferred Stock. Notwithstanding the foregoing, if the shares of the Series D Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of the Series D Preferred Stock at such time and in any manner permitted by such facility.
Each such notice given to a holder shall state:

•the redemption date;
•the number of shares of the Series D Preferred Stock to be redeemed and, if less than all shares of the Series D Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from such holder or the method for determining such number;
•the redemption price;
•if the Series D Preferred Stock is evidenced by definitive certificates, the place or places where certificates for such shares of the Series D Preferred Stock are to be surrendered for payment of the redemption price; and
•that dividends on such shares will cease to accrue on and after the redemption date.

If notice of redemption has been duly given, and if on or before the redemption date specified in the notice, all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of the Series D Preferred Stock are issued in certificated form, dividends shall cease to accrue on and after the redemption date for all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights of the holders with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption date, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series D Preferred Stock, holders of the Series D Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends (the “liquidation preference”). If our assets are not sufficient to pay the liquidation preference in full to all holders of the Series D Preferred Stock and all holders of any class or series of our stock that ranks on a parity with the Series D Preferred Stock in the distribution of assets on our liquidation, dissolution or winding up (the “liquidation preference parity stock”), the amounts paid to the holders of the Series D Preferred Stock and to the holders of all liquidation preference parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series D Preferred Stock and all such liquidation preference parity stock. As of the date of this summary, liquidation preference parity stock includes the Series B Preferred Stock and the Series C Preferred Stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series D Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of the Series D Preferred Stock and all holders of any liquidation preference parity stock, holders of shares of the Series D Preferred Stock and all holders of any liquidation preference parity stock will have no right or claim to any of our remaining assets and the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series D Preferred Stock, will be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of the liquidation rights, the merger, consolidation or other business combination of us with or into any other entity, including a transaction in which the holders of the Series D Preferred Stock receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our assets, shall not constitute a liquidation, dissolution or winding up of us.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series D Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
No Maturity, Sinking Fund or Mandatory Redemption
The Series D Preferred Stock has no maturity date and we are not required to redeem the Series D Preferred Stock at any time. Accordingly, the Series D Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. The Series D Preferred Stock is not subject to any sinking fund.
Voting Rights
Except as provided below or otherwise required by law, the holders of the Series D Preferred Stock will not have any voting rights.
Right to Elect Two Directors on Nonpayment of Dividends
Whenever dividends on any shares of the Series D Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for the equivalent of six full quarterly dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series D Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment shall be made by written notice, signed by the requisite holders of the Series D Preferred Stock or other voting preferred stock, and delivered to our Secretary in such manner as provided for in the certificate of designations for the Series D Preferred Stock, or as may otherwise be required by law.
Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series D Preferred Stock together with all series of voting preferred stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series D Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a preferred stock director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series D Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter.
If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full on the Series D Preferred Stock and any other class or series of voting preferred stock, the holders of the Series D Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment), the term of office of each preferred stock director so elected shall automatically terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed.
As used in this section of the summary under the heading “-6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D”, “voting preferred stock” means any other class or series of preferred stock of Air Lease Corporation ranking equally with the Series D Preferred Stock as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Air Lease Corporation and upon which like voting rights to the Series D Preferred Stock have been conferred and are exercisable. As of the date of this summary, voting preferred stock includes the Series B Preferred Stock and the Series C Preferred Stock. Whether a plurality, majority or other portion of the shares of the voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation preference of the shares voted.
Other Voting Rights
So long as any shares of the Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our restated certificate of incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series D Preferred Stock at the time outstanding, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:
•Amendment of Certificate of Incorporation or Certificate of Designations. Any amendment, alteration or repeal of any provision of our restated certificate of incorporation or the certificate of designations for the Series D Preferred Stock that would materially and adversely alter or change the voting powers, preferences or special rights of the Series D Preferred Stock, taken as a whole; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of capital stock that does not rank senior to the Series D Preferred Stock in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on our liquidation, dissolution or winding up shall not be deemed to materially or adversely affect the voting powers, preferences or special rights of the Series D Preferred Stock;
•Authorization of Senior Stock. Any amendment or alteration of the restated certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the Series D Preferred Stock in the payment of dividends or in the distribution of assets upon our liquidation, dissolution or winding up; or
•Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series D Preferred Stock or (y) a merger or consolidation of us with another entity (whether or not a corporation), unless in each case (A) the shares of Series D Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of the Series D Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series D Preferred Stock, taken as a whole, immediately prior to such consummation.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect the rights, preferences, privileges and voting powers, and restrictions and limitations, taken as a whole, of one or more but not all series of voting preferred stock (including the Series D Preferred Stock for this purpose), then only the series so affected and entitled to vote shall vote, together as a class, to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, then only a two-thirds approval of each such series that is materially and adversely affected shall be required.
Without the consent of the holders of the Series D Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series D Preferred Stock:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Series D Preferred Stock that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series D Preferred Stock, taken as a whole;
•to conform the certificate of designations to the description of the Series D Preferred Stock set forth in the prospectus supplement dated September 17, 2024; or
•to make any provision with respect to matters or questions arising with respect to the Series D Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series D Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series D Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of the Series D Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.
Holders of the Series D Preferred Stock do not have any voting rights with respect to, and the consent of the holders of the Series D Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series D Preferred Stock, except as set forth above.
In any matter in which the Series D Preferred Stock may vote (as expressly provided in the certificate of designations setting forth the terms of the Series D Preferred Stock), each share of the Series D Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference. As a result, each share of the Series D Preferred Stock is generally entitled to one vote. If the Series D Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other liquidation preference parity stock are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.
Voting Rights Under Delaware Law
Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our restated certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment.
No Preemptive and Conversion Rights
Holders of the Series D Preferred Stock do not have any preemptive rights. The Series D Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for the Series D Preferred Stock as of the date of this summary. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.
Calculation Agent
As used in this section of the summary under the heading “-6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D”, the “calculation agent” means, at any time, us, an entity affiliated with us, or the person or entity appointed by us pursuant to a calculation agent agreement between us and a calculation agent (the “calculation agency agreement”) and serving as such agent with respect to the Series D Preferred Stock at such time (including any successor to such person or entity). Deutsche Bank Trust Company Americas is the calculation agent for the Series D Preferred Stock as of the date of this summary. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent. Notwithstanding anything to the contrary set forth herein, whenever the calculation agent is referred to as selecting, determining or otherwise exercising discretion hereunder, this shall mean the calculation agent acting in accordance with and under the terms of the calculation agency agreement. This summary describes certain terms for calculating or determining rates. The calculation agent will be required to make certain determinations and calculations in accordance with the calculation agency agreement and as summarized herein. Those determinations or calculations will be conclusive for all purposes and final and binding without any liability on the part of the calculation agent, except such as may result from gross negligence or willful misconduct of the calculation agent or any of its direct or indirect shareholders, subsidiaries, affiliates, officers, directors or employees.
Registration Rights
Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between us and FBR Capital Markets & Co. (the “Registration Rights Agreement”), the holders of 4,494,268 shares of Class A Common Stock currently outstanding have the following rights:
On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011. We are also required to maintain, at our expense, a shelf registration statement providing for the resale of any registrable shares, from time to time in one or more offerings, by holders of such shares. We have filed an automatic shelf registration statement and related prospectus supplement in accordance with our obligations under the Registration Rights Agreement and we intend to use our commercially reasonable efforts to renew such registration statement prior to its expiration and otherwise cause an applicable shelf registration statement to remain effective until the earliest to occur of:
••such time as all of the registrable shares covered by such shelf registration statement have been sold in accordance with such shelf registration statement; and
••such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act of 1933, as amended (the “Securities Act”) and are listed for trading on a national securities exchange.

If a registration statement required to be filed by the Registration Rights Agreement ceases to be effective and is not declared effective by the SEC again by the 30th day after such registration statement ceases to be effective or if a registration statement registering the resale of any registrable shares has not been declared effective by the SEC by the 180th day after the filing of such registration statement, a special meeting of stockholders must be called and held within 45 days of such date in accordance with our fourth amended and restated bylaws. At the special meeting, stockholders will vote upon the removal of each or our then-serving directors and will elect such number of directors as there are then vacancies (including any vacancies created by removal of any director). The removal of any director under this remedy provided by the Registration Rights Agreement requires the affirmative vote of the holders of a majority of all outstanding shares of common stock.
Certain Anti-Takeover Matters
Special meeting of stockholders
Our restated certificate of incorporation and our fourth amended and restated bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, by our Chief Executive Officer or by a majority vote of our entire board of directors.
No stockholder action by written consent
Our restated certificate of incorporation and our fourth amended and restated bylaws prohibit stockholder action by written consent.
Advance notice requirements for stockholder proposals and director nominations
Our fourth amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, for notice by the stockholder to be considered timely, it must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which we publicly announce the date of the annual meeting. Our fourth amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Stockholder-initiated bylaw amendments
Our fourth amended and restated bylaws may be adopted, amended or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of the common stock entitled to vote in the election of directors. Additionally, our restated certificate of incorporation provides that our fourth amended and restated bylaws may be adopted, amended or repealed by the board of directors by a majority vote.
Authorized but unissued shares
Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Supermajority voting

The vote of the holders of not less than two-thirds of the shares of common stock entitled to vote in the election of directors is required to adopt any amendment to our restated certificate of incorporation or fourth amended and restated bylaws. Further, unless otherwise restricted by law, any director or our entire board of directors may be removed, with or without cause, only by the holders of two-thirds of the voting power of all issued and outstanding stock entitled to vote at an election of directors, except that the affirmative vote of the holders of only a majority of the voting power of all of our issued and outstanding common stock is required to remove a director or directors if such vote occurs at a special meeting of the stockholders called specifically to consider the removal of members of the board of directors in connection with the remedies provided under our Registration Rights Agreement. See “-Registration Rights” above.
The foregoing provisions may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors’ ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders.
Section 203 of the Delaware General Corporation Law
Our restated certificate of incorporation does not opt out of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a public Delaware corporation from engaging in a “business combination” (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless:
(i)prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
(ii)upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
(iii)on or subsequent to such time the stockholder became interested, the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.
Forum selection clause in our bylaws
Our fourth amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or our restated certificate of incorporation or our fourth amended and restated bylaws, or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Our fourth amended and restated bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions described above. This exclusive forum provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Exchange Act or the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. The exclusive forum provision in our fourth amended and restated bylaws will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees or stockholders, which may discourage lawsuits against us and our directors, officers and other employees and stockholders. In addition, stockholders who do bring a claim in the Court of Chancery of the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our fourth amended and restated bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.
Limitation on liability and indemnification of directors and officers
Our restated certificate of incorporation and fourth amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.
In addition to the indemnification provided by our restated certificate of incorporation and fourth amended and restated bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Stock exchange listing symbol
Our Class A Common Stock is listed on the NYSE under the symbol “AL”. Our Class B Non-Voting Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are not currently listed on any national securities exchange or market system.
Transfer agent and registrar
Equiniti Trust Company is the transfer agent and registrar for our common stock as of the date of this summary. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.